Exhibit 4.1
FIRST AMENDMENT
TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
          This First Amendment to Second Amended and Restated Credit Agreement (this “Amendment”), dated as of March 16, 2007, is made by and among INFOUSA INC., a Delaware corporation (the “Borrower”), the financial institutions a party hereto in the capacity of a Lender (as defined in the Credit Agreement defined below), LASALLE BANK NATIONAL ASSOCIATION and CITIBANK, N.A., formerly known as CITIBANK, F.S.B., as syndication agents (in such capacity, the “Syndication Agents”), BANK OF AMERICA, N.A., as documentation agent (in such capacity, the “Documentation Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as sole lead arranger, sole book runner and administrative agent (in such capacity, the “Administrative Agent”).
          The Borrower, the Administrative Agent, the Syndication Agents, the Documentation Agent and certain financial institutions (including those a party hereto) are parties to that certain Second Amended and Restated Credit Agreement dated as of February 14, 2006 (as so amended and together with all further amendments, supplements, modifications and restatements from time to time thereof the “Credit Agreement”).
          The Borrower has asked the Administrative Agent, the Syndication Agents, the Documentation Agent and the Lenders to make certain amendments to the Credit Agreement. The Administrative Agent, the Syndication Agents, the Documentation Agent and the Lenders are willing to do so on the terms and conditions set forth herein.
          ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:
          1. Definitions. All terms defined in the Credit Agreement that are not otherwise defined herein shall have the meanings given them in the Credit Agreement. In addition, Section 1.1 of the Credit Agreement is amended by adding or by amending and restating, as applicable, the following definitions in their entirety:
     “2006 Term Facility Amount” means the aggregate principal amount of the 2006 Term Loans which was $100,000,000 as of the Closing Date and $99,000,000 as of the First Amendment Effective Date.
     “2006 Term Loan” and “2006 Term Loans” are defined in Section 2.1(b).
     “2007 Term Facility Amount” means the aggregate amount of the 2007 Term Loans which shall not exceed $75,000,000.
     “2007 Term Loan” and “2007 Term Loans” are defined in Section 2.1(c).
     “First Amendment” means that certain First Amendment to Second Amended and Restated Credit Agreement dated as of March 16, 2007, among the Borrower, the

Administrative Agent, the Syndication Agents, the Documentation Agent and certain Lenders.
     “First Amendment Effective Date” means the date on which all conditions precedent set forth in paragraph 9 of the First Amendment are satisfied.
     “Term Loan” means a 2006 Term Loan or a 2007 Term Loan and “Term Loans” means all 2006 Term Loans and 2007 Term Loans collectively.
     “Total Term Facility Amount” means, at any time, the sum of the 2006 Term Facility Amounts and the 2007 Term Facility Amounts, which shall not exceed $174,000,000.
          2. Cover Page. The description of the “Senior Secured Term Credit Facility” on the cover page of the Credit Agreement is hereby deleted, and the following is substituted therefor:
          “$174,000,000 Senior Secured Term Credit Facility”
          3. Term Loans. Section 2.1 of the Credit Agreement is amended to read as follows:
Section 2.1 The Term Credit Facility.
     (a) Existing Term Loans. The lenders party to the Old Credit Agreement made several term loans to the Borrower under the Old Credit Agreement (the “Existing Term Loans”), the outstanding principal balance of which as of the close of business on February 13, 2006, was $121,050,000, with interest paid through January 31, 2006.
     (b) 2006 Term Loans. Subject to and upon the terms and conditions set forth herein, certain Term Lenders agree to make an advance (each a “2006 Term Loan”, and collectively, the “2006 Term Loans”) to the Borrower, which 2006 Term Loans:
     (i) shall be incurred on the Closing Date,
     (ii) shall not exceed, in aggregate principal amount, the 2006 Term Facility Amount, and
     (iii) once repaid, may not be reborrowed.
     (c) 2007 Term Loans. Subject to and upon the terms and conditions set forth herein, certain Term Lenders severally agree to make an advance (each a “2007 Term Loan”, and collectively, the “2007 Term Loans”) to the Borrower, which 2007 Term Loans:
infoUSA First Amendment to Second Amended
and Restated Credit Agreement

     (i) shall be incurred on the First Amendment Effective Date,
     (ii) shall not exceed, in aggregate principal amount, the 2007 Term Facility Amount,
     (iii) once repaid, may not be reborrowed.
The proceeds of the 2007 Term Loans shall be applied to reduce the outstanding principal balance of the Revolving Loans.
     (d) Interest Rates Applicable to Term Loans. At the option of the Borrower, Term Loans shall be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, (i) except as otherwise specifically provided in Section 2.13(b), all Term Loans comprising the same Borrowing shall at all times be of the same Type, and (ii) for fourteen days after the 2007 Closing Date, 2007 Term Loans must be incurred and maintained as Base Rate Loans.
          4. Optional Increases of Total Revolving Facility Amount. Section 2.3 of the Credit Agreement is hereby deleted, and the following is substituted therefor:
          Section 2.3 Intentionally Omitted.
          5. Term Loan Scheduled Repayment Dates. Section 5.3(a) of the Credit Agreement is amended to read as follows:
     (a) Term Loan Scheduled Repayment Dates. In addition to any other mandatory repayments pursuant to Sections 5.4 and 5.5, on each date set forth below, the Borrower shall be required to repay that principal amount of the Term Loans, to the extent then outstanding, as is set forth opposite each such date below (each such repayment, as the same may be reduced as provided in Sections 5.1, 5.4 and 5.5, a “Term Loan Scheduled Repayment”):

	Term Loan
	Scheduled Repayment Date	Amount
(i)	from the First Amendment Effective Date until the last Business Day of the calendar quarter ending March 31, 2007, and the last Business Day of each calendar quarter thereafter	$435,000

(ii)	on the Term Loan Maturity Date	all remaining
		principal
          6. Use of Proceeds; Margin Regulations. Section 8.8(a) of the Credit Agreement is amended by adding the following new sentence at the end thereof:
infoUSA First Amendment to Second Amended
and Restated Credit Agreement

Notwithstanding the foregoing, on the First Amendment Effective Date, the proceeds of the 2007 Term Loans shall be used to reduce the outstanding principal balance of the Revolving Loans.
          7. Permitted Acquisitions. Sections 9.15(b) and (c) of the Credit Agreement are amended to read as follows:
     (b) Pledge of Stock. Within 60 days following the creation or acquisition of a Subsidiary pursuant to a Permitted Acquisition, or the acquisition of capital stock or other equity interest of any Person, all capital stock or other equity interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors pursuant to (and to the extent required by) the Pledge Agreement.
     (c) Additional Security Documents. Within 60 days of a Permitted Acquisition, the Borrower will cause each Subsidiary which is formed to effect, or is acquired pursuant to, such Permitted Acquisition to comply with, and to execute and deliver, all of the documentation as and to the extent required by, Sections 9.11 and 10.14, to the satisfaction of the Administrative Agent.
          8. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:
     (a) The Borrower has all requisite power and authority, corporate or otherwise, to execute and deliver this Amendment, and to perform this Amendment and the Credit Agreement as amended hereby. This Amendment has been duly and validly executed and delivered to the Administrative Agent, the Syndication Agents, the Documentation Agent and the Lenders by the Borrower, and this Amendment, and the Credit Agreement as amended hereby, constitute the Borrower’s legal, valid and binding obligations enforceable in accordance with their terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.
     (b) The execution, delivery and performance by the Borrower of this Amendment, and the performance of the Credit Agreement as amended hereby, have been duly authorized by all necessary corporate action and do not and will not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate the Borrower’s articles of incorporation or bylaws or any provision of any law, rule, regulation or order presently in effect having applicability to the Borrower, or (iii) result in a breach of or constitute a default under any indenture or agreement to which the Borrower is a party or by which the Borrower is bound.
infoUSA First Amendment to Second Amended
and Restated Credit Agreement

     (c) All of the representations and warranties contained in Article VIII of the Credit Agreement, as amended hereby, are correct on and as of the date hereof as though made on and as of such date.
          9. Conditions. This Amendment shall be effective only if the Administrative Agent has received (or waived the receipt of) each of the following, in form and substance satisfactory to the Administrative Agent, on or before the date hereof (or such later date as the Administrative Agent may agree to in writing):
     (a) This Amendment, duly executed by the Borrower and each of the Lenders below.
     (b) The Acknowledgment and Agreement of Guarantors attached hereto, duly executed by the Guarantors.
     (c) A certificate of an officer of the Borrower (i) certifying that the execution, delivery and performance of this Amendment, and the performance of the Credit Agreement as amended hereby, have been duly approved by all necessary action of the board of directors of the Borrower, and attaching true and correct copies of the applicable resolutions granting such approval, (ii) certifying that there have been no amendments to or restatements of the articles of incorporation or bylaws of the Borrower as furnished to the Administrative Agent in connection with the execution and delivery of the Credit Agreement, other than those that may be attached to the certificate, and (iii) certifying the names of the officers of the Borrower that are authorized to sign this Amendment, together with the true signatures of such officers.
     (d) Payment of all fees agreed to between the Administrative Agent and the Borrower with respect to this Amendment and reimbursement for all costs and expenses.
          10. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.
          11. No Waiver. The execution of this Amendment and any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Administrative Agent and the Lenders, whether or not known to the Administrative Agent and the Lenders and whether or not existing on the date of this Amendment.
          12. Release. The Borrower and each Guarantor by signing the Acknowledgment and Agreement of Guarantors set forth below, each hereby absolutely and unconditionally releases and forever discharges the Administrative Agent and the Lenders,
infoUSA First Amendment to Second Amended
and Restated Credit Agreement

and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.
          13. Miscellaneous. This Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.
Signature pages follow
infoUSA First Amendment to Second Amended
and Restated Credit Agreement

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

infoUSA INC.	infoUSA INC.
5711 South 86th Circle
Omaha, Nebraska 68127
Attn: Chief Financial Officer
Telephone No.: (402) 593-4500	By:	/s/ Stormy Dean
Telecopier No.: (402) 331-1505	Name: Stormy Dean
Title: Chief Financial Officer
(Signature Page to infoUSA First Amendment
to Second Amended and Restated Credit Agreement)

Wells Fargo Bank, National Association	WELLS FARGO BANK, NATIONAL
MAC N9305-051	ASSOCIATION, as Administrative Agent
Sixth and Marquette	and Lender
Minneapolis, Minnesota 55479
Telecopier: (612) 667-7266
Attention: Joseph Colianni
By:

Name: Joseph G. Colianni
Title: Senior Vice President
(Signature Page to infoUSA First Amendment
to Second Amended and Restated Credit Agreement)

LASALLE BANK NATIONAL
ASSOCIATION, as Co-Syndication Agent and
Lender

By:
Name:
Title:

(Signature Page to infoUSA First Amendment
to Second Amended and Restated Credit Agreement)

CITIBANK, N.A., as Co-Syndication Agent and
Lender

By:
Name:
Title:

(Signature Page to infoUSA First Amendment
to Second Amended and Restated Credit Agreement)

BANK OF AMERICA, N.A., as Documentation
Agent and Lender

By:
Name:
Title:

(Signature Page to infoUSA First Amendment
to Second Amended and Restated Credit Agreement)

FIRST BANK

By:
Name:
Title:

(Signature Page to infoUSA First Amendment
to Second Amended and Restated Credit Agreement)

UNION BANK OF CALIFORNIA, N.A.

By:
Name:
Title:

(Signature Page to infoUSA First Amendment
to Second Amended and Restated Credit Agreement)

FIRST NATIONAL BANK OF OMAHA

By:
Name:
Title:

(Signature Page to infoUSA First Amendment
to Second Amended and Restated Credit Agreement)

U.S. BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

(Signature Page to infoUSA First Amendment
to Second Amended and Restated Credit Agreement)

COMMERCE BANK, N.A.

By:
Name:
Title:

(Signature Page to infoUSA First Amendment
to Second Amended and Restated Credit Agreement)

THE NORTHERN TRUST COMPANY

By:
Name:
Title:

(Signature Page to infoUSA First Amendment
to Second Amended and Restated Credit Agreement)

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS
dated as of March 16, 2007
          Each of the undersigned, a guarantor of the indebtedness of infoUSA, INC., a Delaware corporation (the “Borrower”), to the financial institutions from time to time a party in the capacity of a lender (in such capacity, the “Lenders” and each a “Lender”) to that certain Second Amended and Restated Credit Agreement, dated as of February 14, 2006 (the “Credit Agreement”), by and among the Borrower, LASALLE BANK NATIONAL ASSOCIATION and CITIBANK, F.S.B., as syndication agents (in such capacity, the “Syndication Agents”), BANK OF AMERICA, N.A., as documentation agent (in such capacity, the “Documentation Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as sole lead arranger, sole book runner and administrative agent (in such capacity, the “Administrative Agent”), pursuant to an Amended and Restated Subsidiaries Guaranty dated as of February 14, 2006 (as so amended, the “Guaranty”), hereby (i) acknowledges receipt of that certain First Amendment to Second Amended and Restated Credit Agreement (the “First Amendment”) dated as of the date hereof among the Borrower, various financial institutions, the Syndication Agents, the Documentation Agent and the Administrative Agent; (ii) consents to the terms (including without limitation the release set forth in paragraph 12 of the Amendment) and execution thereof; (iii) reaffirms its obligations to the Administrative Agent pursuant to the terms of the Guaranty and acknowledges that all indebtedness arising under the Credit Agreement as amended by the First Amendment, whether evidenced by the Notes (as defined therein) or otherwise, shall constitute Guaranteed Obligations guarantied by the Guaranty, and that all such indebtedness and all obligations of the undersigned under the Guaranty, including but not limited to those obligations relating to the indebtedness arising under the Credit Agreement, as amended, shall constitute Obligations secured by the Amended And Restated Security Agreement dated as of February 14, 2006, by the Borrower and each of the undersigned in favor of the Administrative Agent as collateral agent; and (iv) acknowledge that the Lenders, the Syndication Agents, the Documentation Agent and the Administrative Agent may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of any of the undersigned and without impairing the liability of any of the undersigned under the Guaranty for all of the Borrower’s present and future indebtedness to the Lenders and the Administrative Agent.
Signature Page follows
(Acknowledgement to infoUSA First Amendment
to Second Amended and Restated Credit Agreement)

BJ HUNTER INFORMATION, INC.,
CITY DIRECTORIES, INC.,
DONNELLEY MARKETING, INC.,
HILL-DONNELLY CORPORATION,
EDITH ROMAN HOLDINGS, INC.,
INFOUSA MARKETING, INC.,
MILLARD GROUP, INC.,
ONESOURCE INFORMATION SERVICES, INC.,
STOREFRONT IMAGES USA, INC.,
TGMVC CORPORATION,
WALTER KARL, INC., and
YESMAIL, INC.

each as a Guarantor

By:	/s/ Stormy Dean

	Name: Title:	Stormy Dean Chief Financial Officer
(Acknowledgement to infoUSA First Amendment
to Second Amended and Restated Credit Agreement)

MACRO INTERNATIONAL INC.			MOKRYNSKI & ASSOCIATES, INC.

By:	/s/ Stormy Dean		By:	/s/ Stormy Dean

	Name:	Stormy Dean		Name:	Stormy Dean

	Title:	Chief Financial Officer		Title:	Chief Financial Officer

OPINION RESEARCH CORPORATION			ORC TELECOMMUNICATIONS LTD.

By:	/s/ Stormy Dean		By:	/s/ Stormy Dean

	Name:	Stormy Dean		Name:	Stormy Dean

	Title:	Chief Financial Officer		Title:	Chief Financial Officer

(Acknowledgement to infoUSA First Amendment
to Second Amended and Restated Credit Agreement)